UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2006

ACNB Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11783	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 1.01  Entry into a Material Definitive Agreement

On July 3, 2006, ACNB Corporation (the “Corporation”) and Adams County National Bank (the “Bank”) entered into Employment Agreements (the “Agreements”) with Thomas A. Ritter, President and Chief Executive Officer of the Corporation and Bank, and Lynda L. Glass, Executive Vice President, Secretary and Treasurer of the Corporation and Executive Vice President and Chief Operating Officer of the Bank (together the “Executives”). Pursuant to the Agreements, Mr. Ritter will receive a base salary of $213,000 and Ms. Glass will receive a base salary of $154,679. The Executives will be eligible for bonuses, paid time off, participation in employee benefit plans, and reimbursement of business expenses. Further, Mr. Ritter will be reimbursed for his automobile expenses.

The initial terms of the Agreements are three years which automatically extend for an additional one year period on each anniversary date of the Agreements, unless notice is given 180 days prior to the anniversary date.

The Agreements automatically terminate if the Executives are terminated for “Cause,” as defined in the Agreements, and all rights under the Agreements will terminate with the exception of the arbitration clause. The Agreements automatically terminate if the Executives terminate their employment for “Good Reason,” as defined in the Agreements. If the Agreements terminate for “Good Reason,” the Executives will receive the greater of (1) the compensation due for the remainder of the Agreements’ terms or (2) in the case of Mr. Ritter two times his salary and benefits for two years and in the case of Ms. Glass one times her salary and benefits for one year. The Agreements automatically terminate upon the Executives’ disability, as defined in the Agreements, and the Executives will receive employee benefits and 75% of their compensation until (1) they return to work, (2) reach age 65, (3) die, or (4) the employment period under the Agreements ends. The Agreements automatically terminate if the Executives voluntarily terminate the Agreements. If the Executives give notice within 180 days of a “Change in Control,” as defined in the Agreements, or the Executives’ employment is terminated involuntarily, the Executives are entitled to 2.99 times the Executives’ then current compensation “grossed-up” and to continue to receive benefits for two years.

The Agreements contain restrictive covenants precluding the Executives from engaging in competitive activities in a certain area and provisions preventing the Executives from disclosing proprietary information about the Corporation and Bank.

The Agreements are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

ITEM 9.01  Financial Statements and Exhibits

(a)            Financial Statements and Exhibits

None.

(b)           Pro Forma Financial Information

None.

(c)            Exhibits.

Exhibit Number	Description
99.1	Employment Agreement between ACNB Corporation, Adams County National Bank and Thomas A. Ritter dated as of July 3, 2006.
99.2	Employment Agreement between ACNB Corporation, Adams County National Bank and Lynda L. Glass dated as of July 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: July 6, 2006	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President,
Secretary & Treasurer